UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AMREP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

AMREP CORPORATION
(an Oklahoma corporation)

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

September 10, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) will be held at the Hilton Garden Inn, 3743 West Chester Pike, Newtown Square, Pennsylvania 19073 on September 10, 2026 at 9:00 A.M. Eastern Time for the following purposes:

(1)            To elect two directors in Class III to hold office until the 2029 annual meeting of shareholders and until their successors are elected and qualified;

(2)            To approve the adoption of the AMREP Corporation 2026 Equity Compensation Plan;

(3)            To approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

(4)            To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for fiscal year 2027; and

(5)            To consider and act upon such other business as may properly come before the meeting.

In accordance with the Company’s By-Laws, the Board of Directors has fixed the close of business on July 20, 2026 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083.

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy card and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

The accompanying proxy statement is dated August 4, 2026, and, together with the enclosed proxy card, is first being mailed to the shareholders of the Company on or about August 4, 2026.

By Order of the Board of Directors

Christopher V. Vitale, President, Chief Executive Officer and Secretary

Dated:	August 4, 2026
Havertown, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on September 10, 2026

The Proxy Statement and Annual Report to Shareholders are available at https://amrepcorp.com/static.

Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company’s annual report on Form 10-K for the year ended April 30, 2026, including the financial statements, filed with the Securities and Exchange Commission. Any request should be directed to AMREP Corporation, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083, Attention: Corporate Secretary. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing exhibits may be charged.

AMREP CORPORATION
850 West Chester Pike, Suite 205

Havertown, Pennsylvania 19083

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held at 9:00 A.M. Eastern Time on September 10, 2026

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 10, 2026, and at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Hilton Garden Inn, 3743 West Chester Pike, Newtown Square, Pennsylvania 19073.

The Annual Report of the Company on Form 10-K for the fiscal year ended April 30, 2026 filed on July 24, 2026 with the Securities and Exchange Commission is included in this mailing but does not constitute a part of the proxy solicitation material. This Proxy Statement and the accompanying Notice of 2026 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about August 4, 2026. All references in this Proxy Statement to 2027, 2026, 2025, 2024 and 2023 mean the Company’s fiscal years ending April 30, 2027, 2026, 2025, 2024 and 2023, unless the context otherwise indicates.

QUESTIONS AND ANSWERS CONCERNING THE ANNUAL MEETING

What will be voted on at the Annual Meeting?

There are four matters scheduled for a vote:

●	Proposal Number 1: Election of two directors in Class III to hold office until the 2029 annual meeting of shareholders and until their successors are elected and qualified;

●	Proposal Number 2: Approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan;

●	Proposal Number 3: Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement; and

●	Proposal Number 4: Ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	“For” the election as directors of the two nominees named in this Proxy Statement;

●	“For” the approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan;

●	“For” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement; and

●	“For” the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on July 20, 2026, the date fixed by the Board in accordance with the Company’s By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders’ directions and, unless contrary directions are given, will be voted “For” the election as directors of the two nominees named in this Proxy Statement, “For” the approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan, “For” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement and “For” the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027 and, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What if a nominee is unwilling or unable to serve?

This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

What are “broker non-votes”?

Under the rules that govern brokers, if brokers or nominees who hold shares in “street name” on behalf of beneficial owners do not have instructions on how to vote on matters deemed by the New York Stock Exchange to be “non-routine” (which include Proposal Numbers 1, 2 and 3 in this Proxy Statement), a broker non-vote of those shares will occur, which means the shares will not be voted on such matters. If your shares are held in “street name,” you must cast your vote or instruct your nominee or broker to do so if you want your vote to be counted with respect to Proposal Numbers 1, 2 and 3 in this Proxy Statement. Proposal Number 4 relating to the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027 is a matter on which brokers or nominees who hold shares in “street name” on behalf of beneficial owners and who have not been given specific voting instructions are allowed to vote such shares.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes as follows:

●	for Proposal Number 1 (for the election of directors), votes “For” and “Withhold” and broker non-votes;

●	for Proposal Number 2 (approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan), votes “For” and “Against,” abstentions and broker non-votes. Abstentions are treated as shares present and entitled to vote on Proposal Number 2 and, therefore, will have the same effect as a vote “Against” Proposal Number 2;

●	for Proposal Number 3 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement), votes “For” and “Against,” abstentions and broker non-votes. Abstentions are treated as shares present and entitled to vote on Proposal Number 3 and, therefore, will have the same effect as a vote “Against” Proposal Number 3; and

●	for Proposal Number 4 (ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027), votes “For” and “Against,” abstentions and broker non-votes. Abstentions are treated as shares present and entitled to vote on Proposal Number 4 and, therefore, will have the same effect as a vote “Against” Proposal Number 4.

Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

●	With respect to Proposal Number 1 (for the election of directors), the two nominees receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote will be elected as directors. This is referred to as a plurality.

●	Proposal Number 2 (approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote in order to be approved.

●	Proposal Number 3 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote in order to be approved.

●	Proposal Number 4 (ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for 2027) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote in order to be approved.

How many shares can be voted at the Annual Meeting?

As of July 20, 2026, the Company had issued and outstanding 5,324,849 shares of common stock, par value $.10 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

You will be entitled to cast one vote for each share of Common Stock you held at the close of business on July 20, 2026, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company’s transfer agent for the Common Stock.

What is the deadline for voting?

If you are a shareholder of record and you choose to cause your shares to be voted by completing, signing, dating and returning the enclosed proxy card, your proxy card must be received before the Annual Meeting in order for your shares to be voted at the Annual Meeting.

If you hold your shares in street name (i.e., your shares are held in the name of a broker, dealer, custodian bank or other nominee), please comply with the deadline for submitting voting instructions provided by the broker, dealer, custodian bank or other nominee that holds your shares.

What is a “quorum?”

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. A quorum must be present at the beginning of the Annual Meeting in order to transact business at the Annual Meeting.

Who may attend the Annual Meeting?

All shareholders of the Company who owned shares of record at the close of business on July 20, 2026 may attend the Annual Meeting. If you want to vote in person and you hold shares of Common Stock in street name, you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date, and valid identification. If you hold your shares in street name and want to attend the Annual Meeting but not vote in person, you must bring to the Annual Meeting a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date and valid identification.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of elections after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of Common Stock by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares. The table also sets forth the same information concerning beneficial ownership for each director of the Company, each named executive officer of the Company, and all directors and named executive officers of the Company as a group. Unless otherwise indicated, (i) reported ownership is as of July 20, 2026 and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them. In the case of directors and named executive officers, the information below has been provided by such persons at the request of the Company.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class (%)
Albert V. Russo (Director), Clifton Russo, Lawrence Russo, Pasha Funding, LLC	1,298,275	(1)	24.3%
James H. Dahl and Rainey E. Lancaster	998,729	(2)	18.8%
Robert E. Robotti (Director), et al	521,764	(3)	9.8%

Other Directors and Named Executive Officers
Edward B. Cloues, II	59,032	(4)	1.1%
Timothy S. McNaney	1,765		*
Christopher V. Vitale	125,900	(5)	2.4%
Adrienne M. Uleau	10,574	(6)	*
Directors and Named Executive Officers as a Group (5 persons)	2,017,310		37.4%

*            Indicates less than 1%.

(1)	Other than the number of deferred stock units owned by Albert V. Russo, the information in the table and in this footnote is based solely on information received from Albert V. Russo. Albert V. Russo, Clifton Russo, Lawrence Russo and Pasha Funding, LLC, each c/o Albert V. Russo, 401 Broadway, New York, NY 10013, have reported that they share voting power as to 1,273,867 shares and that each of them has sole dispositive power as to the following numbers of such shares: Albert V. Russo – 821,068; Clifton Russo – 237,617; Lawrence Russo – 181,442; and Pasha Funding, LLC – 33,740. Each of Albert V. Russo, Clifton Russo and Lawrence Russo owns one-third of the membership interests of Pasha Funding, LLC. Albert V. Russo also owns 24,408 deferred stock units, where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow Albert V. Russo’s termination of service as a director of the Company.

(2)	The information in the table and this footnote is based solely on a Form 4 filed jointly by these persons with the Securities and Exchange Commission on June 24, 2026 and Amendment No. 8 filed jointly by these persons with the Securities and Exchange Commission on June 24, 2026 to the Schedule 13D filed with the Securities and Exchange Commission on May 20, 2021. The principal address of Mr. Dahl is 4314 Pablo Oaks Court, Jacksonville, Florida 32224. The principal address of Ms. Lancaster is c/o James H. Dahl, 4314 Pablo Oaks Court, Jacksonville, FL 32224. Mr. Dahl has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 824,979 shares of Common Stock. Mr. Dahl has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 173,750 shares of Common Stock. Ms. Lancaster has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 173,750 shares of Common Stock.

(3)	Other than the number of deferred stock units owned by Mr. Robotti, the information in the table and in this footnote is based solely on information received from Mr. Robotti. The following table sets forth information regarding the beneficial ownership of Common Stock by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti Securities, LLC (“RS”), Robotti & Company Advisors, LLC (“R&CoA”), Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P. (“RI”), each of 125 Park Avenue, Suite 1607, New York, New York 10017, and Kenneth R. Wasiak of 104 Gloucester Road, Massapequa, New York 11758.

Beneficial Owner	Shares Owned Beneficially
Robert E. Robotti	521,764	(a),(b),(c),(d),(e)
R&CoI	498,569	(a),(b)
RS	700	(a)
R&CoA	497,869	(b)
Kenneth R. Wasiak	296,594	(c),(d)
RMC	296,594	(c),(d)
RIC	181,604	(c)
RI	114,990	(d)

(a)	Each of Mr. Robotti and R&CoI shares with RS the power to vote or direct the vote, and the power to dispose or direct the disposition, of 700 shares of Common Stock owned by the discretionary customers of RS.

(b)	Each of Mr. Robotti and R&CoI shares with R&CoA the power to vote or direct the vote, and the power to dispose or direct the disposition, of 497,869 shares of Common Stock owned by the advisory clients of R&CoA.

(c)	Each of RMC and Messrs. Robotti and Wasiak shares with RIC the power to vote or direct the vote, and the power to dispose or direct the disposition, of 181,604 shares of Common Stock owned by RIC.

(d)	Each of RMC and Messrs. Robotti and Wasiak shares with RI the power to vote or direct the vote, and the power to dispose or direct the disposition, of 114,990 shares of Common Stock owned by RI.

(e)	Includes 23,195 deferred stock units issued to Mr. Robotti, where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow Mr. Robotti’s termination of service as a director of the Company.

(4)	Includes 24,408 deferred stock units, where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow Mr. Cloues’ termination of service as a director of the Company.

(5)	Includes 2,900 restricted shares of Common Stock that will vest on July 13, 2027, 2,667 restricted shares of Common Stock that will vest on July 17, 2027, 2,400 restricted shares of Common Stock that will vest on July 18, 2027, 2,900 restricted shares of Common Stock that will vest on July 13, 2028, 2,667 restricted shares of Common Stock that will vest on July 17, 2028 and 2,900 restricted shares of Common Stock that will vest on July 13, 2029, subject in each case to the continued employment of Mr. Vitale on each vesting date. The number of shares of Common Stock beneficially owned by Mr. Vitale does not include 50,000 shares of Common Stock that may be purchased pursuant to a stock option that will become exercisable on November 1, 2026 if Mr. Vitale is employed by, or providing service to, the Company on such date.

(6)	Includes 750 restricted shares of Common Stock that will vest on July 13, 2027, 700 restricted shares of Common Stock that will vest on July 17, 2027, 630 restricted shares of Common Stock that will vest on July 18, 2027, 750 restricted shares of Common Stock that will vest on July 13, 2028, 700 restricted shares of Common Stock that will vest on July 17, 2028 and 750 restricted shares of Common Stock that will vest on July 13, 2029, subject in each case to the continued employment of Ms. Uleau on each vesting date.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Board is a classified board divided into three classes – Class I, Class II and Class III. Class I and III each consist of two directors and Class II consists of one director. Each director serves for a term expiring at the annual meeting of shareholders held in the third year following the year of his election and until his successor is elected and qualified. At this Annual Meeting, two Class III directors will be elected to serve until the 2029 annual meeting of shareholders and until their successors are elected and qualified, except in the event of any such director’s earlier death, resignation or removal. The terms of office of the Class I and Class II directors will expire at the annual meetings of shareholders to be held in 2027 and 2028, respectively, upon the election and qualification of their successors, except in the event of any such director’s earlier death, resignation or removal.

At the recommendation of its Nominating and Corporate Governance Committee, the Board is nominating Timothy S. McNaney and Albert V. Russo, who are the incumbent Class III directors, for election at the Annual Meeting. Although the Board does not expect that either of the persons nominated will be unable to serve as a director, should either of them become unavailable it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees designated by the Board or, in the discretion of the Board, the position or positions may be left vacant.

The Company believes that its directors have the qualifications and skills necessary to serve as directors of the Company. The following information relates to the nominees of the Board for election and the other directors of the Company.

Nominees to serve until the 2029 Annual Meeting of Shareholders (Class III):

TIMOTHY S. MCNANEY, age 56, has been a director of the Company since January 2026. Mr. McNaney co-founded Twilight Homes of New Mexico, LLC in 2003 and served as its co-President from the company’s inception until his retirement in July 2025. At the time of his retirement, Twilight was one of the largest privately held and locally headquartered homebuilders in New Mexico. Prior to founding Twilight, Mr. McNaney worked in land development and in residential and commercial real estate. He holds a Bachelor of Business Administration in real estate and finance and is a Certified Commercial Investment Member (CCIM). Mr. McNaney’s qualifications to serve on the Board include his extensive experience in homebuilding and land development, as well as his deep knowledge of the New Mexico real estate market.

ALBERT V. RUSSO, age 72, has been a director of the Company since 1996. Mr. Russo is the Managing Partner of real estate entities 401 Broadway Building, Russo Associates and Pioneer Realty and has held these positions for more than the past five years. Mr. Russo has been involved in the ownership and management of commercial real estate for more than 30 years and contributes to the Board his specialized knowledge of the real estate business.

Directors continuing in office until the 2027 Annual Meeting of Shareholders (Class I):

EDWARD B. CLOUES, II, age 78, has been a director of the Company since 1994 and currently serves as Chairman of the Board. Mr. Cloues has served as Chairman of the Board of Trustees of Virtua Health, Inc. (“Virtua”), a non-profit hospital and healthcare system, since January 2022, and since 2010 has held various positions on the Board of Trustees of Virtua. He served as a director of Hillenbrand, Inc., a diversified global industrial company, from 2010 to February 2021. Mr. Cloues also served as Chairman of the Board of Penn Virginia Corporation, an oil and gas exploration and development company, from 2011 to 2016 and as the interim Chief Executive Officer of Penn Virginia Corporation from 2015 to 2016 during the Board-led reorganization of that company, including a chapter 11 filing under the U.S. Bankruptcy Code in 2016 and the emergence from chapter 11 in 2016 pursuant to a confirmed plan of reorganization. He also served as a director (since 2003) and Chairman of the Board (since 2011) of PVR GP, LLC, the General Partner of PVR Partners, L.P., a pipeline and natural resources master limited partnership, until its sale in 2014. Mr. Cloues was also a director, the Chairman of the Board and the Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer, from 1998 until its sale in 2010. Prior to 1998, Mr. Cloues was a partner at the law firm of Morgan, Lewis & Bockius LLP where he specialized in mergers and acquisitions and other business law matters. That law firm experience combined with the experience gained from his former 12-year chief executive position with K-Tron International, Inc., which was publicly held during his tenure, has given him a strong background in dealing with complex business transactions and general management issues. Additionally, he brings to the Board a broad understanding of governance, audit and compensation issues as a result of his service on several other boards.

CHRISTOPHER V. VITALE, age 50, has been a director of the Company since July 2021 and President and Chief Executive Officer of the Company since 2017. From 2014 to 2017, Mr. Vitale was Executive Vice President, Chief Administrative Officer and General Counsel of the Company and, from 2013 to 2014, he was Vice President and General Counsel of the Company. Prior to joining the Company, Mr. Vitale held various legal positions at Franklin Square Holdings, L.P., a national sponsor and distributor of investment products, from 2011 to 2013 and at WorldGate Communications, Inc., a provider of digital voice and video phone services and video phones, from 2009 to 2011. Prior to joining WorldGate, Mr. Vitale was an attorney with the law firms of Morgan, Lewis & Bockius LLP and Sullivan & Cromwell LLP. Mr. Vitale’s qualifications to serve on the Board include his in-depth knowledge of the Company in connection with his position as President and Chief Executive Officer of the Company, and his law firm and in-house legal experience has given him a strong background in board and governance issues, as well as securities and complex business transactions.

Director continuing in office until the 2028 Annual Meeting of Shareholders (Class II):

ROBERT E. ROBOTTI, age 73, has been a director of the Company since 2016. Mr. Robotti has been the president of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, FKA Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. He has been the managing member of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc., a seismic data licensing business, and has held these positions for more than the past five years. Mr. Robotti has also served as a director of Tidewater Inc., an owner and operator of offshore support vessels providing offshore energy transportation services, since June 2021. Mr. Robotti was a director of PHX Minerals Inc. (formerly known as Panhandle Oil and Gas Inc.), a diversified mineral company, from 2004 to 2020, a director of BMC Building Materials Holding Corporation from 2012 to 2015 and a director of PrairieSky Royalty Ltd., a petroleum and natural gas royalty-focused company, from 2019 to April 2023. Mr. Robotti was a member of the SEC’s Advisory Committee of Smaller Public Companies from 2005 to 2006 and also served on its corporate governance subcommittee. He has both a BSBA and an MBA in Accounting and was a certified public accountant earlier in his career, which license is currently inactive. Mr. Robotti’s qualifications to serve on the Board include his extensive experience in the investment business as the founder, chief executive officer, chairman and controlling owner of a registered investment advisor and a registered broker-dealer, and their predecessors, and as the manager of several investment partnerships. Additionally, he brings to the Board a broad understanding of governance, audit and compensation issues as a result of his service on several other boards.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE TWO CLASS III NOMINEES.

PROPOSAL NUMBER 2

APPROVAL OF THE ADOPTION

OF THE AMREP CORPORATION 2026 EQUITY COMPENSATION PLAN

On July 13, 2026, the Board adopted the AMREP Corporation 2026 Equity Compensation Plan (the “Plan”), subject to shareholder approval. The Board has directed that the proposal to approve its adoption of the Plan be submitted to the Company’s shareholders at the Annual Meeting. Shareholder approval is being sought (i) in order for the shares covered by the Plan to meet the listing requirements of the New York Stock Exchange and (ii) in order for any incentive stock options granted thereunder to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s only existing equity compensation plan is the AMREP Corporation 2016 Equity Compensation Plan, which is not affected by the adoption of the Plan. However, the AMREP Corporation 2016 Equity Compensation Plan expires by its terms on September 19, 2026. If approved by the shareholders, the Plan will become effective on September 20, 2026 or, if later, the date of such approval.

Given below is a summary of the material provisions of the Plan. A copy of the Plan is attached to this Proxy Statement as Appendix A. Because the description is a summary, it does not contain all of the information about the Plan that may be important to you. For details of the terms of the Plan, you should refer to the full text of the Plan, which is hereby incorporated by reference into this Proxy Statement.

General

The Company is the sponsor of the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 or qualified under Section 401(a) of the Code. All expenses associated with the Plan are borne by the Company.

Purpose

The purpose of the Plan is to attract employees, directors, officers, advisors, consultants and other personnel and to induce them to remain with the Company and its subsidiaries and encourage them to increase their efforts to make the Company’s business more successful, whether directly or through the Company’s subsidiaries or other affiliates. In furtherance of these objectives, the Plan is designed to provide equity-based incentives to such persons in the form of options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights, dividend equivalent rights and other forms of equity-based awards as contemplated by the Plan (collectively, “Awards”), with eligibility for such Awards determined by the Board’s Compensation and Human Resources Committee.

Effective Date and Termination of the Plan

If approved by the shareholders, the Plan will become effective on September 20, 2026 or, if later, the date of such approval. The Plan terminates on, and no Award will be granted under the Plan on or after, September 19, 2036; provided, however, that the Board may, at any time prior to that date, terminate the Plan. Notwithstanding the foregoing, a termination of the Plan that occurs after an Award is made will not materially impair the rights of a participant under the Plan (each a “Participant”) with respect to that Award unless the Participant consents. Further, the termination of the Plan will not impair the power and authority of the Compensation and Human Resources Committee with respect to any outstanding Award.

Administration

Except as described below, the Plan is administered by the Compensation and Human Resources Committee, which consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, a “non-employee director” under Rule 16b-3. If, at any time during the term of the Plan, the Compensation and Human Resources Committee does not exist, the functions of the Compensation and Human Resources Committee will be exercised by the Board. No member of the Compensation and Human Resources Committee may act as to matters under the Plan specifically relating to such member, and grants of Awards to a member of the Board will be made and administered by the Board rather than the Compensation and Human Resources Committee. Where this summary of the Plan hereafter refers to the “Compensation and Human Resources Committee,” it is intended to refer to the Board in those instances where the Board, rather than the Compensation and Human Resources Committee, is responsible for the administration of the Plan.

The Compensation and Human Resources Committee has the full authority to administer and interpret the Plan, to determine the terms, provisions and conditions of Award agreements (provided that such terms, provisions and conditions are not inconsistent with the Plan), to determine the eligibility of eligible Participants to receive an Award, to authorize the granting of Awards to eligible Participants and to determine the number of shares (“Shares”) of Common Stock to be covered under any Award agreement, considering the position and responsibilities of the eligible Participant, the nature and value to the Company of the eligible Participant’s present and potential contribution to the success of the Company whether directly or through the Company’s subsidiaries or affiliates and such other factors as the Compensation and Human Resources Committee may deem relevant.

The Compensation and Human Resources Committee, in its discretion, may subject Awards to one or more measures of objective or subjective business, financial or individual performance or other performance criteria, including (i) establishing one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards and (ii) providing, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals will be based upon the criteria set forth in Exhibit A to the Plan. Prior to the award or vesting, as applicable, of affected Awards under the Plan, the Compensation and Human Resources Committee is required to certify that any applicable Performance Goals, and other material terms of the Award, have been satisfied.

Eligibility and Types of Awards

The following persons are eligible to be granted Awards under the Plan: (i) employees, directors, officers, advisors, consultants and other personnel of the Company or any of its subsidiaries or other persons who are expected to provide significant services to the Company or its subsidiaries and (ii) officers, directors, employees, members, or managers of joint venture affiliates of the Company and other entities designated in the discretion of the Compensation and Human Resources Committee. Grants of Awards under the Plan are determined by the Compensation and Human Resources Committee.

As previously noted, all directors and employees of the Company or its affiliates are eligible to receive awards under the Plan, including the Company’s named executive officers, Mr. Vitale and Ms. Uleau. As of July 20, 2026, all of the Company’s non-employee directors (four persons), executive officers (two persons) and other employees of the Company and its affiliates (approximately 51 persons) were eligible to participate in the Plan.

New Plan Benefits

See “Compensation of Directors” below for anticipated equity awards to be made from the Plan to the Company’s directors if the Plan is approved by shareholders. The table below presents the number of deferred stock units of the Company approved for issuance by the Board on the last trading day of calendar year 2026 to each non-employee member of the Board (subject to pro ration for any member who is not a member of the Board for all of calendar year 2026) if the Plan is approved by the Company’s shareholders:

Name	Dollar Value of Deferred Stock Units		Number of Deferred Stock Units
Non-executive director group	$120,000	(1)	4,705	(2)

(1)	Assumes that there will be four non-employee members of the Board through the last trading day of calendar year 2026.

(2)	The number of deferred stock units in the table is based on the closing price per Share of Common Stock of $25.50 on July 20, 2026, as reported on the New York Stock Exchange. The actual number of deferred stock units to be issued to the non-employee members of the Board will be determined on the last trading day of calendar year 2026 based on the closing price per Share of Common Stock, as reported on the New York Stock Exchange, on such date.

The number and types of Awards that will be granted in the future under the Plan are not determinable, as the Compensation and Human Resources Committee will make these determinations in its sole discretion. Accordingly, other than as described above, it is not possible to determine the benefits that will be received by eligible Participants if the Plan is approved by the Company’s shareholders. The closing price per Share of Common Stock as reported on the New York Stock Exchange on July 20, 2026 was $25.50.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of Shares subject to Awards granted under the Plan (including securities convertible into or exchangeable for Shares), in the aggregate, may not exceed 500,000 Shares, each of which may be issued as incentive stock options. The maximum number of Shares that may underlie options granted in any calendar year to any eligible Participant, other than any non-employee director of the Company or its subsidiaries (each a “Director”), may not exceed 50,000 Shares. The maximum number of Shares that may underlie Awards, other than options, granted in any calendar year to any eligible Participant, other than any Director, may not exceed 30,000 Shares. The maximum number of Shares that may underlie options granted in any calendar year to any Director may not exceed 25,000 Shares. The maximum number of Shares that may underlie Awards, other than options, granted in any calendar year to any Director, may not exceed 15,000 Shares. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as restricted stock or that have been reserved for distribution in payment for options, restricted stock units, deferred stock units, or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan. Unless earlier terminated by the Board, no new Award may be granted under the Plan after September 19, 2036.

Awards Under the Plan

Stock Options

An option is the right to purchase, at a price and for the term fixed by the Compensation and Human Resources Committee in accordance with the Plan, a number of Shares determined by the Compensation and Human Resources Committee. The terms of specific options, including whether options constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by the Compensation and Human Resources Committee. The exercise price of an option will also be determined by the Compensation and Human Resources Committee and reflected in the applicable Award agreement. The exercise price for each option will be not less than 100% of the Fair Market Value (as defined in the Plan) of a Share on the day the option is granted. In the case of an incentive stock option granted to a more than 10% shareholder, the exercise price may not be lower than 110% of the Fair Market Value of a Share on the day the option is granted. Options will be exercisable at such times and subject to such terms as determined by the Compensation and Human Resources Committee. Each option will be exercisable after the period or periods specified in the applicable Award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a more than 10% shareholder, if permitted under the Plan). An option must be exercised by the holder thereof by written notice (in the form prescribed by the Compensation and Human Resources Committee) to the Company or its designee specifying the number of Shares subject to such exercise.

Except as may otherwise be provided in the applicable Award agreement, if a Participant’s employment is terminated other than by the Company for cause or because of the Participant’s death or disability, the Plan provides for limited periods of time in which certain options may be exercised and any options that are not exercised will be forfeited. Subject to the provisions of the applicable Award agreement, if the Participant’s employment is terminated for cause, all the Participant’s vested and unvested options will immediately be forfeited.

Each option granted under the Plan is nontransferable by the optionee except by will or the laws of descent and distribution of the state wherein the optionee is domiciled at the time of the optionee’s death; provided, however, that the Compensation and Human Resources Committee may (but need not) permit other transfers, where it concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be as described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable. The Compensation and Human Resources Committee may also grant “stock appreciation rights” as part of (or as the exclusive way to exercise) an option.

The Compensation and Human Resources Committee will determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made. An individual who holds an option granted under the Plan will have none of the rights of a shareholder with respect to the Shares which are the subject of that option unless and until those Shares are issued and outstanding as a result of the exercise of the option.

Restricted Stock

A restricted stock award is an award of Common Stock that is subject to restrictions on sale, transferability and such other restrictions, if any, as the Compensation and Human Resources Committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by the Compensation and Human Resources Committee. Restrictions on the Shares will lapse in accordance with the terms of the applicable Award agreement, as determined by the Compensation and Human Resources Committee. The restrictions on the Shares may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation and Human Resources Committee may determine. Except to the extent restricted under the Award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted stock. Cash dividends on Shares of restricted stock will, unless otherwise provided by the Compensation and Human Resources Committee, be held by the Company until the period of forfeiture in relation to the Shares has lapsed. Such dividends will be forfeited if the underlying Shares are forfeited. If the Shares are not forfeited, the dividends will be paid over to the Participant as soon as practicable after the period of forfeiture has lapsed.

Except as may otherwise be provided in the provisions of the applicable Award agreement, if, during the forfeiture period in relation to a Participant’s restricted stock, the Participant’s employment is terminated by the Company without cause, or because of the death or disability of the Participant, or in the event of a change in control of the Company, the restrictions on all the Participant’s outstanding restricted stock will immediately lapse. Except as may otherwise be provided in the provisions of the applicable Award agreement, if the Participant’s employment is terminated for cause, or the Participant terminates his or her employment, all the Participant’s restricted stock that is still subject to restrictions will immediately be forfeited and, if the Participant paid any purchase price for the restricted stock, the Company will pay the Participant the lower of that price or the then Fair Market Value of the Shares on the date of termination.

Subject to the other terms of the Plan, the Compensation and Human Resources Committee may provide a specified purchase price for, determine the restrictions applicable to, and determine or impose other conditions to the grant of, any restricted stock awarded under the Plan as it may deem appropriate.

Restricted Stock Units

A restricted stock unit represents a future right to receive the Fair Market Value of a Share, or, if provided by the Compensation and Human Resources Committee, the right to receive the Fair Market Value of a Share in excess of a base value established by the Compensation and Human Resources Committee at the time of grant. Each restricted stock unit will generally be settled by the transfer of one Share. Restricted stock units will vest as provided in the applicable Award agreement. The Compensation and Human Resources Committee may allow the Company, or the Participant, to elect that restricted stock units be settled by the transfer of cash or Shares. Generally, the settlement date for restricted stock units will be the first day of the month following the month in which the restricted stock units vest. The Compensation and Human Resources Committee may, in its discretion and under certain circumstances, permit a Participant to receive, as settlement of restricted stock units, installments over a period not to exceed 10 years. In addition, the Compensation and Human Resources Committee may establish a program under which distributions with respect to restricted stock units may be deferred for additional periods, with any such deferrals being subject to Section 409A of the Code.

Rights to payments with respect to restricted stock units are generally not subject to alienation, transfer, assignment, pledge, garnishment, levy, execution, or other legal or equitable process. Restricted stock units do not give the holder thereof any rights with respect to Common Stock or any ownership interest in the Company. Except as may be provided in accordance with the Plan, the holder of a restricted stock unit will not have any voting, dividend or derivative or other similar rights with respect to the restricted stock unit.

Deferred Stock Units

A deferred stock unit represents a future right to receive Shares upon the lapse of any applicable vesting requirements.

Each deferred stock unit will be settled by the transfer of one Share. Deferred stock units will vest as provided in the applicable Award agreement. Generally, the settlement date for deferred stock units will be the first day of the month following the grantee’s termination of service. The Compensation and Human Resources Committee may, in its discretion and under certain circumstances, permit a Participant to receive, as settlement of deferred stock units, installments over a period not to exceed 10 years. In addition, the Compensation and Human Resources Committee may establish a program under which distributions with respect to deferred stock units may be deferred for additional periods, with any such deferrals being subject to Section 409A of the Code.

Rights to payments with respect to deferred stock units are generally not subject to alienation, transfer, assignment, pledge, garnishment, levy, execution, or other legal or equitable process. Deferred stock units do not give the holder thereof any rights with respect to Common Stock or any ownership interest in the Company. Except as may be provided in accordance with the Plan, the holder of a deferred stock unit will not have any voting, dividend or derivative or other similar rights with respect to the deferred stock unit.

Dividend Equivalent Rights

A dividend equivalent right is a right to receive (or have credited) the equivalent value of regular cash dividends declared on Common Stock otherwise subject to an Award. The Compensation and Human Resources Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional Common Stock or a combination of the two. The Compensation and Human Resources Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate. The Compensation and Human Resources Committee may establish a program under which amounts payable in respect of dividend equivalents may be deferred.

Stock Appreciation Rights

A stock appreciation right provides the holder with a right to the monetary equivalent of the increase in the value of a specified number of Shares over a specified period of time.

The Compensation and Human Resources Committee may grant stock appreciation rights to eligible Participants separately or in tandem with any option (for all or a portion of the applicable option). The Compensation and Human Resources Committee will establish the base amount of the stock appreciation right at the time it is granted, which base amount will be equal to the per Share exercise price of the related option or, if there is no related option, an amount equal to or greater than the Fair Market Value of a Share on the day the stock appreciation right is granted.

In the case of tandem stock appreciation rights, the number of stock appreciation rights granted may not exceed the number of Shares underlying the related option. Upon the exercise of an option, the stock appreciation rights relating to the Common Stock covered by such exercise will terminate. Upon the exercise of stock appreciation rights, the related option will terminate to the extent of an equal number of Shares.

A stock appreciation right will be exercisable during the period specified by the Compensation and Human Resources Committee in the applicable Award agreement and will vest as provided in such Award agreement. When a grantee exercises stock appreciation rights, the grantee will receive in settlement of such stock appreciation rights an amount equal to the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise exceeds the base amount of the stock appreciation right at the time it is granted. The appreciation in a stock appreciation right may be paid in Shares or cash.

Other Equity-Based Awards

The Plan authorizes the granting of other Awards based upon the Common Stock of the Company (including the grant of securities convertible into Common Stock) and interests (which may be expressed as units or otherwise) in subsidiaries, as applicable.

Special Rules Upon Reorganizations, Changes in Control, Etc.

If the Company is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of Shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, or upon certain changes in capital structure and other similar events, the Compensation and Human Resources Committee may make related adjustments in its discretion to outstanding Awards and various Plan provisions (including, without limitation, to the number and kind of Shares available under the Plan).

Without limiting the foregoing, upon a “Change in Control” (as defined in the Plan) of the Company, the Compensation and Human Resources Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, but only if the Compensation and Human Resources Committee determines that the adjustments do not have an adverse economic impact on the Participants (as determined at the time of the adjustments).

Rights of Award Recipients

Nothing in the Plan or in any grant made pursuant to the Plan confers to the recipient of an Award any right to continue in the employ or other service of the Company, its subsidiaries or affiliates or interfere in any way with the right of the Company, its subsidiaries or affiliates and their shareholders, members, directors, managers or officers to terminate the individual’s employment or other service at any time.

Amendment and Termination

The Board may amend the Plan as it deems advisable, except that it may not amend the Plan in any way that would adversely affect a Participant with respect to an Award previously granted unless the amendment is required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

Governing Law

The Plan is governed by and will be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any principles of conflicts of laws which could cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

Certain U.S. Federal Income Tax Consequences

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS INTENDED ONLY AS A SUMMARY OF SOME OF THE MORE GENERALLY APPLICABLE U.S. FEDERAL INCOME TAX RULES. NO ATTEMPT HAS BEEN MADE TO DISCUSS SPECIAL PROVISIONS THAT MIGHT BE APPLICABLE IN A PARTICULAR SITUATION. THIS DISCUSSION DOES NOT ADDRESS STATE, CITY OR LOCAL TAX ISSUES. THIS DISCUSSION IS INTENDED FOR THE INFORMATION OF SHAREHOLDERS CONSIDERING HOW TO VOTE AT THE ANNUAL MEETING AND NOT AS TAX GUIDANCE TO GRANTEES, AS THE CONSEQUENCES MAY VARY WITH THE TYPES OF GRANTS MADE, THE IDENTITY OF THE GRANTEES AND THE METHOD OF PAYMENT OR SETTLEMENT.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the Fair Market Value of the underlying Common Stock on the exercise date over the exercise price. For employees, this amount of income will be subject to income tax withholding and employment taxes. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding. The Company will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the Shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such Shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the Shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for the Company. If an option holder disposes of the Shares acquired upon the exercise of the incentive stock option on or after the later of (i) two years after the incentive stock option is granted and (ii) one year after the transfer of the Shares to the option holder pursuant to exercise of the option, the difference between the amount realized on such disposition and the option holder’s basis in the Shares will be taxed as capital gain or loss. The Company will not be entitled to a tax deduction. In addition, the option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. Special rules apply in the case of the death of the option holder. However, the exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied) may subject the optionee to the alternative minimum tax.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the Shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the Fair Market Value of the Shares at the time of exercise (special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise). The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the Fair Market Value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply. The current position of the Internal Revenue Service is that income tax withholding and employment taxes do not apply upon the exercise of an incentive stock option or upon any subsequent disposition, including a disqualifying disposition, of Shares acquired pursuant to the exercise of the incentive stock option.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested Shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction equal to the difference between the Fair Market Value of the Shares at that time and the amount, if any, paid by the holder for the restricted stock. For employees, this amount of income will be subject to income tax withholding and employment taxes. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Shares are held prior to disposition of the Shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction equal to (i) the Fair Market Value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Restricted Stock Units

In general, a grantee of restricted stock units is not taxed at the time of the grant. Instead, the holder is generally taxed at the time the Shares are distributed in settlement of the restricted stock units (which typically coincides with the time there is no longer a substantial risk of forfeiture, i.e., at the time the restricted stock units have vested). Generally, when the Shares are distributed, the holder must recognize ordinary income, and the Company will be entitled to a deduction equal to the difference between the Fair Market Value of the Shares at that time, minus the amount paid for the grant (if any). For employees, this amount of income will be subject to income tax withholding and employment taxes. While income tax for employees is generally subject to withholding at the time of settlement, employment taxes are generally due at the time the restricted stock units vest. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding. For grants that are settled in actual Shares, the grantee’s tax holding period begins at the time of distribution, and the holder’s tax basis is equal to the amount paid for the stock plus the amount included as ordinary income. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Shares are held prior to disposition of the Shares.

Deferred Stock Units

In general, a grantee of deferred stock units is not taxed at the time of the grant or at the time of vesting. Instead, the holder is taxed at the time the Shares are distributed in settlement of the deferred stock units (typically following a separation of service). Generally, when the Shares are distributed, the holder must recognize ordinary income, and the Company will be entitled to a deduction equal to the difference between the Fair Market Value of the Shares at that time, minus the amount paid for the grant (if any). For employees, this amount of income will be subject to income tax withholding; however, employment taxes may be due at the time the deferred stock units vest, even though settlement occurs at a later date. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding. For grants that are settled in actual Shares, the grantee’s tax holding period begins at the time of distribution, and the holder’s tax basis is equal to the amount paid for the stock plus the amount included as ordinary income. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Shares are held prior to disposition of the Shares.

Dividend Equivalent Rights

There generally will be no tax consequences as a result of the award of a dividend equivalent right. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent right. For employees, this amount of income will be subject to income tax withholding and employment taxes. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding.

Stock Appreciation Rights

There generally will be no tax consequences as a result of the award of a stock appreciation right. Upon the exercise of a stock appreciation right, the holder generally will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the underlying Common Stock on the exercise date over the exercise price. For employees, this amount of income will be subject to income tax withholding and employment taxes. Non-employee directors are generally responsible for their own income and self-employment taxes and are not subject to Company withholding. The Company will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the holder of the stock appreciation right with respect to his or her stock appreciation right.

Securities Exchange Act of 1934

Additional special tax rules may apply to those Award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the Plan and any awards granted under the Plan comply with the requirements of Section 409A of the Code.

Section 162(m) of the Code

Section 162(m) may limit the deductibility of compensation paid to the Company’s executive officers and to other “covered employees” under Section 162(m) of the Code. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by the Company only to the extent that it does not exceed $1,000,000 or an exemption from such deduction limitation is applicable and available. The Compensation and Human Resources Committee may grant awards under the Plan that result in compensation to covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.

The general federal income tax principles discussed above are highly complex and subject to changes which may be brought about by subsequent legislation or by regulations and administrative rulings which may be applied on a retroactive basis. Grantees may also be subject to state and local and/or foreign taxes with respect to option and stock appreciation rights grants, option and stock appreciation rights exercises and the subsequent holding and disposition of Shares acquired by grantees on the exercise of an option or pursuant to a restricted stock, restricted stock unit or deferred stock unit award. Accordingly, grantees should refer to the applicable tax laws of the relevant jurisdictions to determine the tax consequences of their receipt of awards under any applicable state, local or foreign law. Grantees should consult their own tax advisor in connection with the tax consequences of the grant and exercise of any option or stock appreciation rights received under the Plan, the receipt of a restricted stock, restricted stock unit or deferred stock unit award (or the receipt of Shares pursuant to such awards), the receipt of dividend equivalent rights, or other equity-based awards as well as the subsequent holding and disposition of Shares received in connection with an award.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE AMREP CORPORATION 2026 EQUITY COMPENSATION PLAN.

PROPOSAL NUMBER 3

ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. The compensation paid to the Company’s named executive officers subject to the vote is disclosed in the compensation table and related narrative disclosure contained in this Proxy Statement.

The Board is asking the shareholders to indicate their support for the compensation paid to the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the shareholders of AMREP Corporation hereby APPROVE, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation table and narrative discussion disclosed therein.”

Because the vote is advisory, it is not binding on the Board or the Company. In accordance with the Dodd-Frank Act, the vote to approve the compensation of the Company’s named executive officers shall not be construed: (i) as overruling any decision by the Company or the Board; (ii) to create or imply any change in the fiduciary duties of the Company or the Board; or (iii) to create or imply any additional fiduciary duties for the Company or the Board. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and its Compensation and Human Resources Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 4

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has appointed the firm of Rosenberg Rich Baker Berman, P.A. as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for 2027, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment. Rosenberg Rich Baker Berman, P.A. has served as the independent registered public accounting firm of the Company since July 2024. A representative of Rosenberg Rich Baker Berman, P.A. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

While shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Company values the opinions of its shareholders and believes that shareholder ratification of the appointment of the Company’s independent registered public accounting firm is a good corporate governance practice. If a majority of the votes cast at the Annual Meeting are against ratification of Rosenberg Rich Baker Berman, P.A., the Audit Committee will reconsider whether to retain Rosenberg Rich Baker Berman, P.A. and may retain that firm or another firm without resubmitting the matter to the Company’s shareholders. If the shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons that the shareholders did not ratify its selection of Rosenberg Rich Baker Berman, P.A. The Audit Committee will be under no obligation, however, to select a new independent auditor. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time if it determines that such change would be in the Company’s best interests and in the best interests of the Company’s shareholders.

Audit Fees

The following table sets forth certain information concerning the fees of Rosenberg Rich Baker Berman, P.A. for 2026 and 2025. The Audit Fees are for services for those fiscal years.

	Fiscal Year Ended April 30,
	2026	2025
Audit Fees(1)	$120,000	$120,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$120,000	$120,000

(1)	Consists of fees for the audit of the annual financial statements included in the Company’s annual report on Form 10-K and reviews of the unaudited financial statements included in the Company’s quarterly reports on Form 10-Q. Fees for 2025 exclude $50,000 of fees paid to Baker Tilly US, LLP, the Company’s former independent registered public accounting firm, with respect to the transition of auditor responsibilities to Rosenberg Rich Baker Berman, P.A. and the re-issuance of Baker Tilly US, LLP’s audit report on the Company’s annual financial statements as of and for the year ended April 30, 2024.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services to be provided by the independent registered public accounting firm and, separately, all permitted non-audit services to be performed by the independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ROSENBERG RICH BAKER BERMAN, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2027.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Governance Standards

The Company’s Common Stock is listed on the New York Stock Exchange, and the Company is subject to the New York Stock Exchange’s Corporate Governance Standards (the “Governance Standards”). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have a nominating/corporate governance committee, an audit committee and a compensation committee, each composed entirely of independent directors.

Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that other than his service as a director, each of Edward B. Cloues, II, Timothy S. McNaney, Robert E. Robotti and Albert V. Russo has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and, therefore, meets the director independence requirements of the Governance Standards.

As required by the Governance Standards, the Board has adopted Corporate Governance Guidelines (the “Guidelines”) that address various matters involving the Board and the conduct of its business. The Board has also adopted a Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company. The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board’s Nominating and Corporate Governance Committee, Audit Committee and Compensation and Human Resources Committee, may be viewed under “Corporate Governance” on the Company’s website at www.amrepcorp.com, and written copies will be provided to any shareholder upon written request to the Company at AMREP Corporation, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083, Attention: Corporate Secretary. The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

The Company has adopted an insider trading policy governing the purchase, sale and other disposition of the Company’s securities by the Company’s directors, officers and employees that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the New York Stock Exchange. With regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and applicable listing requirements of the New York Stock Exchange. The Company’s insider trading policy applies to all of the Company’s directors, officers and employees and includes, among other provisions, a prohibition of any hedging or monetization transactions involving the Company’s securities.

Directors are expected to attend annual meetings of shareholders, and all of the directors, other than Mr. Robotti, attended last year’s annual meeting. The Board held five meetings during the last fiscal year. All of the directors attended at least 75% of the total number of meetings held during the last fiscal year of the Board and its Committees of which they were members. Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year. The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending may select a presiding director.

Any shareholder or other interested person wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083, Attention: Corporate Secretary. All such communications will be forwarded to the specified addressee(s).

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee that operates under a written charter adopted by the Board. Each member of the Nominating and Corporate Governance Committee is required to be an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Cloues (Chairman), Robotti and Russo, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. This Committee reports regularly to the Board concerning its activities. The Nominating and Corporate Governance Committee held three meetings during the last fiscal year.

The duties of the Nominating and Corporate Governance Committee include identifying individuals the Committee considers qualified to be elected Board members consistent with criteria approved by the Board, and recommending persons to be nominated by the Board for election by the shareholders. When considering a nominee for election as a director, the Committee considers the experience, skills and knowledge of business and management practices a candidate may possess and the perspective he or she may bring to the Board, and employs criteria calling for, among other things, personal and professional integrity, good judgment, a high level of ability and business acumen, and experience in the Company’s industries, as well as the ability of the nominee to devote sufficient time to performing his duties on the Board in an effective manner. Although the Committee has no specific policy regarding the diversity of the membership of the Board, it is the objective of the Committee that the Board be comprised of persons of diverse backgrounds such that as a unit the members of the Board will possess the necessary skills to appropriately discharge their responsibilities as the Company’s directors. The Committee is also responsible for periodically reviewing and recommending changes to the Guidelines and for overseeing the Company’s corporate governance practices.

The Nominating and Corporate Governance Committee will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees. Any shareholder desiring to propose a candidate for selection as a nominee of the Board by the Nominating and Corporate Governance Committee for election at the 2027 Annual Meeting of Shareholders may do so by sending a written communication no later than May 1, 2027 to the Nominating and Corporate Governance Committee, AMREP Corporation, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held by such shareholder and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange Commission require be included in a proxy statement relating to such person’s proposed election as a director.

Audit Committee

The Board has an Audit Committee that operates under a written charter adopted by the Board. Each member of the Audit Committee is required to be an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Cloues (Chairman), Robotti and Russo, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. The Board has also determined that Mr. Robotti qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations. This Committee reports regularly to the Board concerning its activities. The Audit Committee held four meetings during the last fiscal year.

The duties of the Audit Committee include (i) appointing the Company’s independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm’s independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company’s system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, (v) reviewing the Company’s financial reporting and accounting standards and principles and (vi) overseeing the administration and enforcement of the Company’s Code of Business Conduct and Ethics. In addition to the Audit Committee’s responsibilities set forth above, the Audit Committee has, pursuant to its charter, primary responsibility for the oversight of risks that could affect the Company.

Compensation and Human Resources Committee

The Board has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board. Each member of the Compensation and Human Resources Committee is required to be an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Robotti (Chairman), Cloues and Russo, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. This Committee reports regularly to the Board concerning its activities. The Compensation and Human Resources Committee held two meetings during the last fiscal year.

The Compensation and Human Resources Committee is responsible for reviewing and approving corporate goals and objectives applicable to the Company’s chief executive officer and determining his compensation and that of the Company’s other executive officers and making recommendations to the Board concerning other matters relating to executive officer and director compensation. With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation and Human Resources Committee are subjective and are not based on any list of specific criteria. In the past, factors influencing the Committee’s decisions regarding executive salaries have included the Committee’s assessment of the executive’s performance and any changes in functional responsibility. In determining the salary to be paid to a particular individual, the Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies. Executive officers of the Company do not play a role in determining their compensation. Neither the Board nor the Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

The Company does not have a formal policy or practice regarding the timing of awards of stock options, stock appreciation rights and similar instruments with option-like features (collectively, “options”) in relation to the disclosure of material nonpublic information by the Company. The Company generally uses the award of options in limited non-recurring circumstances. The Compensation and Human Resources Committee has not established a policy or practice on whether to take material nonpublic information into account when determining the timing and terms of an award of options. The Company is not aware of having timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Risk Oversight

The Board is actively involved in risk oversight and management of risk. The Board has ultimate responsibility for the oversight of risks facing the Company and for the management of those risks, including overseeing cybersecurity and other information technology security matters, with the Audit Committee conducting preliminary evaluations of risk and addressing risk prior to review by the Board. The Audit Committee considers and reviews with management the Company’s internal control processes. The Audit Committee also considers and reviews with the Company’s independent registered public accounting firm the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvement of such procedures where needed. In addition to the Audit Committee’s role, the full Board is involved in the oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Chairman of the Board or the Board as a whole. Members of the Company’s senior management have an open line of communication to the Chairman of the Board and the Board as a whole and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors, the Chairman of the Board or the Audit Committee as matters requiring attention arise.

In furtherance of its risk oversight responsibilities, the Board has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and its management, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

No Material Proceedings

As of July 31, 2026, there were no material pending legal proceedings to which any director, executive officer or affiliate of the Company or any owner of more than five percent of the Common Stock, or any associate of any of the foregoing, (i) is a party adverse to the Company or any of its subsidiaries or (ii) has a material interest adverse to the Company or any of its subsidiaries.

EXECUTIVE OFFICERS

For information with respect to executive officers, see “Information about the Company’s Executive Officers” in Part I of the Company’s Annual Report on Form 10-K for the year ended April 30, 2026, filed pursuant to the Securities Exchange Act of 1934, as amended.

COMPENSATION OF EXECUTIVE OFFICERS

The following table contains summary information regarding the compensation of the Company’s executive officers as required by Item 402(n) of Regulation S-K.

Summary Compensation Table
		Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Christopher V. Vitale Chief Executive Officer and President of the Company	2026 2025	379,000 371,000	168,000 150,000	176,000 156,900	11,100 10,900	734,100 688,800
Adrienne M. Uleau Chief Financial Officer and Vice President of the Company	2026 2025	195,000 179,000	61,000 55,000	46,000 41,200	11,100 6,400	313,100 281,600

(1)	The amounts indicated represent the grant date fair value related to awards of restricted stock granted during 2026 and 2025 computed in accordance with stock-based accounting rules (Financial Accounting Standards Board Accounting Standards Codification Topic 718). The determination of this value is based on the methodology set forth in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2026.

(2)	The amounts reported include payment of life insurance premiums and matching contributions to the Company’s 401(k) retirement plan.

Outstanding Equity Awards at April 30, 2026
	Option Awards				Stock Awards
	Equity incentive				Equity Incentive Plan Awards
Name	plan awards: Number of securities underlying unexercised unearned options		Option exercise price ($)	Option expiration date	Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Christopher V. Vitale	50,000	(2)	14.24	11/1/2031	15,467	(3)	$426,116
Adrienne M. Uleau	-		-	-	4,060	(4)	$111,853

(1)	Value is based on the closing price per share of Common Stock of $27.55 on April 30, 2026, as reported on the New York Stock Exchange.

(2)	In November 2021, the Company granted Mr. Vitale an option to purchase 50,000 shares of Common Stock under the AMREP Corporation 2016 Equity Compensation Plan with an exercise price of $14.24 per share, which was the closing price on the New York Stock Exchange on the date of grant. The option will become exercisable for 100% of the option shares on November 1, 2026 if Mr. Vitale is employed by, or providing service to, the Company on such date. Subject to the definitions in the AMREP Corporation 2016 Equity Compensation Plan, in the event (a) Mr. Vitale has a termination of employment with the Company on account of death or disability, (b) the Company terminates Mr. Vitale’s employment with the Company for any reason other than cause or (c) of a change in control, then the option will become immediately exercisable for 100% of the option shares. The option has a term of ten years from the date of grant and terminates at the expiration of that period. The option automatically terminates upon: (i) the expiration of the three month period after Mr. Vitale ceases to be employed by the Company, if the termination of his employment by Mr. Vitale or the Company is for any reason other than as hereinafter set forth in clauses (ii), (iii) or (iv); (ii) the expiration of the one year period after Mr. Vitale ceases to be employed by the Company on account of Mr. Vitale’s disability; (iii) the expiration of the one year period after Mr. Vitale ceases to be employed by the Company, if Mr. Vitale dies while employed by the Company; or (iv) the date on which Mr. Vitale ceases to be employed by the Company, if the termination is for cause. If Mr. Vitale engages in conduct that constitutes cause after Mr. Vitale’s employment terminates, the option immediately terminates. Notwithstanding the foregoing, in no event may the option be exercised after the date that is immediately before the tenth anniversary of the date of grant. Except as described above, any portion of the option that is not exercisable at the time Mr. Vitale has a termination of employment with the Company immediately terminates.

(3)	2,667 restricted shares of Common Stock that will vest on July 12, 2026, 2,400 restricted shares of Common Stock that will vest on July 18, 2026, 2,666 restricted shares of Common Stock that will vest on July 17, 2026, 2,400 restricted shares of Common Stock that will vest on July 18, 2027, 2,667 restricted shares of Common Stock that will vest on July 17, 2027 and 2,667 restricted shares of Common Stock that will vest on July 17, 2028, subject in each case to the continued employment of Mr. Vitale on each vesting date..

(4)	700 restricted shares of Common Stock that will vest on July 12, 2026, 630 restricted shares of Common Stock that will vest on July 18, 2026, 700 restricted shares of Common Stock that will vest on July 17, 2026, 630 restricted shares of Common Stock that will vest on July 18, 2027, 700 restricted shares of Common Stock that will vest on July 17, 2027 and 700 restricted shares of Common Stock that will vest on July 17, 2028, subject in each case to the continued employment of Ms. Uleau on each vesting date.

On July 13, 2026, the Company approved the following compensation for Mr. Vitale and Ms. Uleau:

●	effective as of July 27, 2026, the annual base salary for Mr. Vitale was changed from $381,000 to $395,000 and the annual base salary for Ms. Uleau was changed from $200,000 to $205,000;

●	Mr. Vitale was awarded a cash bonus of $178,000 and Ms. Uleau was awarded a cash bonus of $64,000; and

●	the Company awarded Mr. Vitale 8,700 restricted shares of Common Stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest as follows: 2,900 shares on July 13, 2027, 2,900 shares on July 13, 2028 and 2,900 shares on July 13, 2029, subject to the continued employment of Mr. Vitale on each vesting date, and the Company awarded Ms. Uleau 2,250 restricted shares of Common Stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest as follows: 750 shares on July 13, 2027, 750 shares on July 13, 2028 and 750 shares on July 13, 2029, subject to the continued employment of Ms. Uleau on each vesting date.

In November 2021, the Company entered into an employment agreement with Mr. Vitale. Pursuant to the employment agreement,

●	Mr. Vitale will serve as the President and Chief Executive Officer of the Company.

●	The parties agreed to provisions relating to vacation, paid-time-off, office location, confidentiality, invention assignment, non-competition and non-solicitation.

●	Upon any termination of Mr. Vitale’s employment, the Company will pay and issue to Mr. Vitale any earned but unpaid base salary, the dollar value equivalent of the number of days of vacation and paid-time-off earned but not used, unreimbursed business expenses, unpaid bonus previously awarded by the Company and vested benefits, equity awards or payments (excluding any severance benefits or payments) payable or issuable under any policy or plan of the Company or under any equity award agreement or other arrangement between the Company and Mr. Vitale.

●	Upon any termination of Mr. Vitale’s employment due to the death of Mr. Vitale, the Company will pay to Mr. Vitale’s executors, administrators or personal representatives, an amount equal to his then-annual base salary which he would otherwise have earned for the month in which he dies and for three months thereafter.

●	Upon any termination of Mr. Vitale’s employment by Mr. Vitale for Good Reason or the Company without Cause and delivery by Mr. Vitale of a release of claims to the Company, the Company will pay or provide to Mr. Vitale (a) a lump sum amount equal to 200% of the highest of (i) Mr. Vitale’s annual base salary in effect immediately prior to the termination date, (ii) Mr. Vitale’s annual base salary in effect on the date 210 days prior to the termination date or (iii) in the event the termination of Mr. Vitale’s employment was for Good Reason, Mr. Vitale’s annual base salary in effect prior to the event constituting Good Reason; and (b) all restricted stock, stock options and other outstanding equity grants with respect to the Company that are held by Mr. Vitale immediately prior to the termination date will become fully vested and, as applicable, fully exercisable as of the termination date.

●	For purposes of the employment agreement, the term “Good Reason” means any of the following actions taken by the Company without Mr. Vitale’s consent: a diminution in base salary of more than five percent; the removal of Mr. Vitale as the President and Chief Executive Officer of the Company; a material diminution in Mr. Vitale’s authority, duties or responsibilities as the President and Chief Executive Officer of the Company; assigning any material new duties or responsibilities to Mr. Vitale in addition to those normally associated with his role as President and Chief Executive Officer of the Company; the Company ceasing to be a company subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or ceasing to have its Common Stock traded on an exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended; a requirement that Mr. Vitale relocate his office other than as permitted by the employment agreement; or the failure of the Company to observe or perform any of its obligations to Mr. Vitale under the employment agreement.

●	For purposes of the employment agreement, the term “Cause” means the failure of Mr. Vitale to observe or perform (other than by reason of illness, injury, disability or incapacity) any of the material terms or provisions of the employment agreement, conviction of a felony or other crime involving moral turpitude, misappropriation of funds of the Company, the commission of an act of dishonesty by Mr. Vitale resulting in or intended to result in wrongful personal gain or enrichment at the expense of the Company or a material breach (other than by reason of illness, injury, disability or incapacity) of any written employment or other policy of the Company.

●	Upon any termination of Mr. Vitale’s employment in connection with a long-term disability, by Mr. Vitale for Good Reason or by the Company without Cause, the Company will pay to Mr. Vitale a lump sum cash payment equal to 200% of the annual cost of medical and other health care benefits for Mr. Vitale, his spouse and his other dependents and an amount equal to the estimated federal, state and local income and FICA taxes related thereto.

●	Payments under the employment agreement may be adjusted as a result of section 409A and section 280G of the Internal Revenue Code of 1986, as amended.

●	In the event Mr. Vitale is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, including any governmental or regulatory proceeding or investigation, by reason of the fact that Mr. Vitale is or was a director or senior officer of the Company, the Company will defend, indemnify and hold harmless Mr. Vitale, and the Company will promptly pay or reimburse Mr. Vitale’s related expenses, to the fullest extent contemplated or permitted from time to time by applicable law and required by the Company’s Certificate of Incorporation. During Mr. Vitale’s employment with the Company and after termination of any such employment for any reason, the Company will cover Mr. Vitale under the Company’s directors’ and officers’ insurance policy applicable to other officers and directors according to the terms of such policy, but in no event for a period of time to exceed six years after the termination date.

Other than as described above, the Company’s executive officers are not subject to agreements or other arrangements that provide for payments upon a change in control of the Company and the Company’s policies for severance payments upon termination of employment apply to the executive officers on the same basis as the Company’s other salaried employees. The Compensation and Human Resources Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it. Under the terms of the AMREP Corporation 2016 Equity Compensation Plan and subject to the provisions of the applicable award agreement, restrictions on certain awards under the AMREP Corporation 2016 Equity Compensation Plan shall automatically lapse upon a change in control of the Company.

PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to the Company’s named executive officers, as calculated in accordance with Item 402(v) of Regulation S-K.

Pay Versus Performance
	Summary Compensation Table total for PEO(1)	Compensation actually paid to PEO		Average summary compensation table total for non-PEO named executive officers(2)	Average compensation actually paid to non-PEO named executive officers		Value of initial fixed $100 investment based on total shareholder return(3)	Net Income
Year	($)	($)		($)	($)		($)	($)
2026	734,100	874,462	(4)	313,100	335,791	(5)	198.20	10,386,000
2025	688,800	845,600	(6)	281,600	286,800	(7)	162.23	12,716,000
2024	692,700	1,087,600	(8)	283,300	311,000	(9)	145.23	6,690,000

(1)	Christopher V. Vitale served as principal executive officer (“PEO”) of the Company for 2026, 2025 and 2024.

(2)	Adrienne M. Uleau, Chief Financial Officer and Vice President of the Company, served as the only non-PEO named executive officer of the Company for 2026, 2025 and 2024.

(3)	For purposes of calculating total shareholder return, the measurement period is the market close on the last trading day in 2023, through and including the end of the fiscal year for which total shareholder return is being calculated. The closing price per share of the Company’s common stock on the last trading day in 2023 was $13.90, in 2024 was $20.28, in 2025 was $22.55 and in 2026 was $27.55.

(4)	For compensation actually paid to PEO in 2026 (rounded to nearest hundred), the Summary Compensation Table total for the PEO is adjusted to reflect the following changes:

●	$176,000 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2026;

●	$220,400 was added representing the fair value as of the end of 2026 of all stock or option awards granted during 2026 that are outstanding and unvested as of the end of 2026;

●	$92,013 was added representing the change as of the end of 2026 (from the end of 2025) in fair value of any stock or option awards granted prior to 2026 that are outstanding and unvested as of the end of 2026; and

●	$3,948 was added representing the change as of the vesting date (from the end of 2025) in fair value of any stock or option awards granted prior to 2026 for which all applicable vesting conditions were satisfied at the end of or during 2026.

(5)	For compensation actually paid to non-PEO named executive officers in 2026 (rounded to nearest hundred), the Summary Compensation Table total for the non-PEO named executive officers is adjusted to reflect the following changes:

●	$46,000 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2026;

●	$57,855 was added representing the fair value as of the end of 2026 of all stock or option awards granted during 2026 that are outstanding and unvested as of the end of 2026;

●	$9,800 was added representing the change as of the end of 2026 (from the end of 2025) in fair value of any stock or option awards granted prior to 2026 that are outstanding and unvested as of the end of 2026; and

●	$1,036 was added representing the change as of the vesting date (from the end of 2025) in fair value of any stock or option awards granted prior to 2026 for which all applicable vesting conditions were satisfied at the end of or during 2026.

(6)	For compensation actually paid to PEO in 2025 (rounded to nearest hundred), the Summary Compensation Table total for the PEO is adjusted to reflect the following changes:

●	$156,900 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2025;

●	$162,360 was added representing the fair value as of the end of 2025 of all stock or option awards granted during 2025 that are outstanding and unvested as of the end of 2025;

●	$153,087 was added representing the change as of the end of 2025 (from the end of 2024) in fair value of any stock or option awards granted prior to 2025 that are outstanding and unvested as of the end of 2025; and

●	$1,776 was deducted representing the change as of the vesting date (from the end of 2024) in fair value of any stock or option awards granted prior to 2025 for which all applicable vesting conditions were satisfied at the end of or during 2025.

(7)	For compensation actually paid to non-PEO named executive officers in 2025 (rounded to nearest hundred), the Summary Compensation Table total for the non-PEO named executive officers is adjusted to reflect the following changes:

●	$41,200 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2025;

●	$42,620 was added representing the fair value as of the end of 2025 of all stock or option awards granted during 2025 that are outstanding and unvested as of the end of 2025;

●	$4,759 was added representing the change as of the end of 2025 (from the end of 2024) in fair value of any stock or option awards granted prior to 2025 that are outstanding and unvested as of the end of 2025; and

●	$943 was deducted representing the change as of the vesting date (from the end of 2024) in fair value of any stock or option awards granted prior to 2025 for which all applicable vesting conditions were satisfied at the end of or during 2025.

(8)	For compensation actually paid to PEO in 2024 (rounded to nearest hundred), the Summary Compensation Table total for the PEO is adjusted to reflect the following changes:

●	$153,900 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2024;

●	$162,272 was added representing the fair value as of the end of 2024 of all stock or option awards granted during 2024 that are outstanding and unvested as of the end of 2024;

●	$356,316 was added representing the change as of the end of 2024 (from the end of 2023) in fair value of any stock or option awards granted prior to 2024 that are outstanding and unvested as of the end of 2024; and

●	$30,197 was added representing the change as of the vesting date (from the end of 2023) in fair value of any stock or option awards granted prior to 2024 for which all applicable vesting conditions were satisfied at the end of or during 2024.

(9)	For compensation actually paid to non-PEO named executive officers in 2024 (rounded to nearest hundred), the Summary Compensation Table total for the non-PEO named executive officers is adjusted to reflect the following changes:

●	$40,400 was deducted representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table in 2024;

●	$42,596 was added representing the fair value as of the end of 2024 of all stock or option awards granted during 2024 that are outstanding and unvested as of the end of 2024;

●	$14,262 was added representing the change as of the end of 2024 (from the end of 2023) in fair value of any stock or option awards granted prior to 2024 that are outstanding and unvested as of the end of 2024; and

●	$11,241 was added representing the change as of the vesting date (from the end of 2023) in fair value of any stock or option awards granted prior to 2024 for which all applicable vesting conditions were satisfied at the end of or during 2024.

Relationship between Company Performance and Compensation Actually Paid

The following charts show the relationship of the compensation actually paid to the PEO and compensation actually paid to non-PEO named executive officers to net income and total shareholder return:

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee. Compensation provided to the non-employee members of the Board is as follows:

●	If the Plan contemplated by Proposal 2 is approved by the Company’s shareholders,

o	each non-employee member of the Board will be paid an annual cash fee of $30,000 in equal quarterly installments; and

o	on the last trading day of each calendar year, each non-employee member of the Board will be issued the number of deferred stock units of the Company under the Plan equal to $30,000 divided by the closing price per share of Common Stock reported on the New York Stock Exchange on such date.

●	If the Plan contemplated by Proposal 2 is not approved by the Company’s shareholders,

o	each non-employee member of the Board will be paid an annual cash fee of $30,000 in equal quarterly installments during calendar year 2026;

o	each non-employee member of the Board on December 31, 2026 will be paid an additional $30,000 for service during calendar year 2026, which will be pro-rated for any new directors added to the Board after January 1, 2026; and

o	each non-employee member of the Board will be paid an annual cash fee of $60,000 in equal quarterly installments after calendar year 2026.

●	The Chairman of the Audit Committee is paid an annual fee of $7,500 in equal quarterly installments. The Chairman of the Compensation and Human Resources Committee is paid an annual fee of $3,750 in equal quarterly installments. Other members of the Audit Committee and the Compensation and Human Resources Committee are not paid any fee with respect to service on such committees. The members of the Nominating and Corporate Governance Committee, including its Chairman, serve without additional compensation.

●	In addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $95,000 for his services as Chairman of the Board in equal monthly installments.

●	All amounts are pro-rated to reflect any director’s removal or retirement from the Board, any decision that a director not stand for reelection to the Board or any new director being appointed or elected to the Board; provided that, any deferred stock units of the Company that would have been issued on the last trading day of a calendar year to a director who ceased to be a director prior to such issuance date shall be paid in cash rather than as deferred stock units of the Company, where the cash payment will equal the number of shares underlying the pro rata number of deferred stock units that would have been issued to the director multiplied by the closing price per share of Common Stock reported on the New York Stock Exchange on the last trading day of the calendar year.

●	There are no separate meetings fees for the Board or any committee thereof.

The following table summarizes the compensation earned by the Company’s directors for 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Edward B. Cloues, II	132,500	30,000	162,500
Timothy S. McNaney(3)	5,250	0	5,250
Robert E. Robotti	33,750	30,000	63,750
Albert V. Russo	30,000	30,000	60,000

(1)	The amounts indicated represent the grant date fair value related to awards of deferred stock units during 2026 computed in accordance with stock-based accounting rules (Financial Accounting Standards Board Accounting Standards Codification Topic 718). The determination of this value is based on the methodology set forth in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2026.

(2)	The following table sets forth the number of deferred stock units issued to each non-employee director on the last trading day of calendar year 2025 and the total number of deferred stock units outstanding with respect to each non-employee director (where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow such director’s termination of service as a director of the Company):

Name	Deferred Stock Units Issued on the Last Trading Day of Calendar Year 2025	Total Outstanding Deferred Stock Units
Edward B. Cloues, II	1,595	24,408
Robert E. Robotti	1,595	23,195
Albert V. Russo	1,595	24,408

(3)	Mr. McNaney joined the board in January 2026.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of April 30, 2026 concerning Common Stock of the Company that is issuable under its compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	122,011	(1)	$5.84	(2)	218,738	(3)
Equity compensation plans not approved by shareholders	-		-		-
Total	122,011		$5.84		218,288

(1)	Represents 72,011 deferred stock units issued to non-employee directors pursuant to the AMREP Corporation 2016 Equity Compensation Plan (where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow such director’s termination of service as a director of the Company) and an option to purchase 50,000 shares of Common Stock issued to Mr. Vitale.

(2)	Represents the exercise price of $14.24 per share for the option to purchase 50,000 shares of Common Stock issued to Mr. Vitale and the zero exercise price for the 72,011 deferred stock units issued to non-employee directors pursuant to the AMREP Corporation 2016 Equity Compensation Plan (where each deferred stock unit represents the right to receive one share of Common Stock within 30 days after the first day of the month to follow such director’s termination of service as a director of the Company).

(3)	Represents shares of Common Stock available for grant under the AMREP Corporation 2016 Equity Compensation Plan less (i) outstanding grants of shares of Common Stock previously made under the plan, (ii) the number of shares of Common Stock issued to former directors based on an equal number of outstanding deferred stock units previously issued, (iii) the number of shares of Common Stock to be issued to current directors pursuant to the deferred stock units described in Column A and (iv) the number of shares of Common Stock that may be issued pursuant to the option described in Column A.

TRANSACTIONS WITH RELATED PERSONS

Other than as described below, there are no transactions with related persons that are required to be disclosed under Item 404(a) of Regulation S-K.

The Company has instituted private infrastructure reimbursement covenants on various land development projects. Similar to a public improvement district, the covenants are expected to reimburse the Company for certain costs of developing a property by imposing an assessment on the real property owners subject to the covenants. The Company agreed to share a portion of the collected assessments from private infrastructure reimbursement covenants for two land development projects with TV Investments, LLC (“TVI”) in October 2021 and April 2024. TVI is 50% owned by an entity wholly-owned by Timothy S. McNaney, who became a member of the Board in January 2026.

During 2025, the Company paid TVI $44,000 under the October 2021 agreement (of which $22,000 represents Mr. McNaney’s interest in the transaction) and $61,000 under the April 2024 agreement (of which $30,500 represents Mr. McNaney’s interest in the transaction).

During 2026, the Company paid TVI $35,000 under the October 2021 agreement (of which $17,500 represents Mr. McNaney’s interest in the transaction) and $105,000 under the April 2024 agreement (of which $52,500 represents Mr. McNaney’s interest in the transaction).

In June 2026, (i) the Company and TVI terminated the October 2021 agreement and the April 2024 agreement and (ii) the Company paid TVI $201,000 with respect to the termination of the October 2021 agreement (of which $100,500 represents Mr. McNaney’s interest in the transaction) and $114,000 with respect to the termination of the April 2024 agreement (of which $57,000 represents Mr. McNaney’s interest in the transaction). Mr. McNaney was not involved in the negotiation of the termination agreements. In accordance with its charter, the Nominating and Corporate Governance Committee of the Board reviewed and approved the termination agreements. Mr. McNaney is not a member of the Nominating and Corporate Governance Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2026, there were no interlocking relationships involving the Company’s Board of Directors or Compensation and Human Resources Committee, or the board of directors or compensation committee of any other company, that are required to be disclosed under Item 407 of Regulation S-K.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of the reports filed electronically with the Securities and Exchange Commission and certain written representations from the directors and executive officers, the Company believes that for 2026 all required Section 16(a) reports were filed on a timely basis.

AUDIT-RELATED MATTERS

The consolidated financial statements of the Company and its subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2026 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2026 with management, which has primary responsibility for the financial statements. Rosenberg Rich Baker Berman, P.A., as the Company’s independent registered public accounting firm for 2026, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has discussed with Rosenberg Rich Baker Berman, P.A. the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Rosenberg Rich Baker Berman, P.A. has provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Rosenberg Rich Baker Berman, P.A. that firm’s independence. Based on these considerations, the Audit Committee has recommended to the Board that the financial statements audited by Rosenberg Rich Baker Berman, P.A. be included in the Company’s Annual Report on Form 10-K for 2026 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors who constitute the Audit Committee:

Edward B. Cloues, II, Chairman Robert E. Robotti Albert V. Russo

Dated: July 13, 2026

OTHER MATTERS

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of Common Stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

SHAREHOLDER PROPOSALS AND NOMINEES

From time to time, shareholders may present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting of shareholders. Shareholders who intend to present proposals at the 2027 Annual Meeting of Shareholders and who wish to have such proposals included in the Company’s proxy statement for the 2027 Annual Meeting of Shareholders must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083, not later than April 6, 2027. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company’s proxy statement.

Shareholder proposals not included in the Company’s proxy statement and shareholder nominations for director by a shareholder may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company’s By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2027 Annual Meeting of Shareholders, the Company’s Secretary must receive notice of the proposal on or after May 13, 2027 and no later than June 12, 2027. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company’s By-Laws, including a description of the proposal, the name of the shareholder and beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities, if any. If the Company holds the 2027 Annual Meeting of Shareholders more than 30 days earlier or more than 60 days later than such anniversary date, the Company must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company’s By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law. The specific requirements of these advance notice provisions are set forth in Section 11 of the Company’s By-Laws, a copy of which is available upon request. In addition, for shareholder proposals concerning nomination of directors to be included on the Company’s universal proxy card in connection with the 2027 Annual Meeting of Shareholders, the notice to the Company must also include the information required by 17 CFR §240.14a-19. All shareholder proposals and director nominations pursuant to the advance notice provision in the Company’s By-Laws should be sent to the Company’s Secretary at the offices of the Company, 850 West Chester Pike, Suite 205, Havertown, Pennsylvania 19083.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders and, if applicable, notices of Internet availability of proxy materials, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. The Company and some brokers may household notices of Internet availability of proxy materials, annual reports to shareholders and proxy materials, by delivering a single copy of the material to multiple shareholders sharing the same address unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes to receive a separate notice of Internet availability of proxy materials, the annual report to shareholders or proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request by phone or in writing to the shareholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the shareholder, to the Company’s transfer agent, Continental Stock Transfer & Trust Company, Attn: Customer Service, 1 State Street, 30th Floor, New York, NY 10004-1561, cstmail@continentalstock.com, 800-509-5586.

By Order of the Board of Directors

Christopher V. Vitale, President, Chief Executive Officer and Secretary

Dated: August 4, 2026

Appendix A

AMREP Corporation 2026 Equity Compensation Plan

AMREP CORPORATION
2026 EQUITY COMPENSATION PLAN

AMREP Corporation, an Oklahoma corporation, wishes to attract employees, Directors, officers, advisors and consultants to the Company and Subsidiaries, and induce employees, Directors, officers, advisors, consultants and other personnel to remain with the Company and Subsidiaries and encourage them to increase their efforts to make the Company’s business more successful whether directly or through Subsidiaries or other Affiliates. In furtherance thereof, the AMREP Corporation 2026 Equity Compensation Plan (the “Plan”) is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options (including Stock Appreciation Rights), Restricted Stock, Deferred Stock Units, Restricted Stock Units, Dividend Equivalent Rights and other forms of equity-based Awards as contemplated herein.

1.             DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any entity other than a Subsidiary that is controlled by or under common control with the Company that is designated as an “Affiliate” by the Committee in its discretion.

“Award” except where referring to a particular category of grant under the Plan, shall include Options, Restricted Stock, RSUs, DSUs, Dividend Equivalent Rights and other equity-based awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee, as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, a Subsidiary or an Affiliate, (ii) has engaged in disloyalty to the Company, a Subsidiary or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company, a Subsidiary or an Affiliate to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Company, a Subsidiary or an Affiliate or (v) has engaged in such other behavior detrimental to the interests of the Company, a Subsidiary or an Affiliate as the Committee determines; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate which expressly provides for the definition of “Cause” or similar concept, then, in lieu of the foregoing definition, “Cause” shall at that time and with respect to that Participant have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i)            any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Key Shareholders, the Company, any entity or person controlling, controlled by or under common control with the Key Shareholders, the Company, any employee benefit plan of the Company, or any such entity, and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which any of the foregoing persons or entities is a member), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company or any of its Subsidiaries); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act;

(ii)            any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii)            there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)            the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, if at any time any Key Shareholder, any entity or person controlling, controlled by or under common control with a Key Shareholder, or any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which any of the foregoing persons or entities is a member, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company or any of its Subsidiaries), then the Committee may, in its sole discretion, deem that a Change in Control has occurred; provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act.

Notwithstanding the foregoing, if at any time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate which expressly provides for the definition of a change in control of the Company, then, in lieu of the foregoing definition, “Change in Control” shall at that time and with respect to that Participant have such meaning as may be specified in such employment agreement with respect to the Company.

Notwithstanding the foregoing, if an event constitutes a Change in Control as described above but does not constitute a “change in the ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are defined in Treasury Regulations §1.409A-3 (or other applicable guidance issued under Section 409A of the Code), then such event shall not be deemed a Change in Control to the extent that it would result in the imposition of the 20% excise tax as set forth in Section 409A(a)(1)(B) of the Code. Such event may, however, continue to constitute a Change in Control to the extent possible (e.g., vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board, or any sub-committee of the Compensation and Human Resources Committee of the Board to which the Compensation and Human Resources Committee of the Board may delegate any powers, duties or obligations of the “Committee” under this Plan.

“Common Stock” means the Company’s Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Company” means AMREP Corporation, an Oklahoma corporation.

“Deferred Stock Unit” or “DSU” means a deferred award of Shares that are subject to restrictions hereunder.

“Director” means a director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Dividend Equivalent Right” means a right awarded under Section 9 to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means (i) an employee, Director, officer, advisor, consultant or other personnel of the Company or any of its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or Subsidiaries or (ii) officers, directors, employees, members, or managers of joint venture affiliates of the Company or other entities designated in the discretion of the Committee. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities as it may consider appropriate in its discretion, in light of tax and other considerations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national securities exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national securities exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 consecutive trading days.

“Grantee” means an Eligible Person granted Restricted Stock, RSUs, DSUs, Dividend Equivalent Rights, SARs or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 11.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Key Shareholder” means any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), who is as of the date of the adoption of this Plan by the Board, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 10% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per Share, determined by the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” has the meaning set forth in Section 12.

“Plan” means the Company’s 2026 Equity Compensation Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Restricted Stock Unit” or “RSU” means a right, pursuant to the Plan, of the Grantee to payment of the RSU Value.

“RSU Value,” per RSU, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c) with respect to RSUs and the date determined under Section 8.4(c) with respect to DSUs.

“Shares” means shares of Common Stock of the Company.

“Stock Appreciation Right” or “SAR” means a stock appreciation right with respect to a share of Common Stock.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which at least 50% of the economic interest in the equity is owned (directly or indirectly) by the Company or by another Subsidiary. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service (as a Director, consultant or otherwise), as applicable, with the Company, Subsidiaries and Affiliates.

2.             EFFECTIVE DATE AND TERMINATION OF PLAN

The effective date of the Plan is September 20, 2026 or, if later, the date of the approval of the Plan by the shareholders of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, September 19, 2036; provided, however, that the Board may at any time prior to that date terminate the Plan. Notwithstanding the foregoing, a termination of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to that Award unless the Participant consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Award.

3.            ADMINISTRATION OF PLAN

(a)           The Plan shall be administered by the Committee. The Committee, upon and after such time as it is subject to Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that, no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all members of the Committee fail to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Board shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)           Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) determine the eligibility of Eligible Persons to receive an Award, (ii) authorize the granting of Awards to Eligible Persons and (iii) determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through Subsidiaries or Affiliates and such other factors as the Committee may deem relevant.

(c)           The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company, Subsidiaries or Affiliates to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under applicable law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4.            SHARES AND UNITS SUBJECT TO THE PLAN

4.1          In General

(a)            Subject to adjustments as provided in Section 16, the total number of Shares subject to Awards granted under the Plan (including securities convertible into or exchangeable for Shares), in the aggregate, may not exceed five hundred thousand (500,000) Shares, each of which may be issued as Incentive Stock Options. The maximum number of Shares that may underlie Options granted in any calendar year to any Eligible Person, other than any Director, shall not exceed fifty thousand (50,000) Shares. The maximum number of Shares that may underlie Awards, other than Options, granted in any calendar year to any Eligible Person, other than any Director, shall not exceed thirty thousand (30,000) Shares. The maximum number of Shares that may underlie Options granted in any calendar year to any Director shall not exceed twenty-five thousand (25,000) Shares. The maximum number of Shares that may underlie Awards, other than Options, granted in any calendar year to any Director shall not exceed fifteen thousand (15,000) Shares. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, RSUs, DSUs or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b)            Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of RSUs or DSUs awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), there shall be no limit on the number of RSUs or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any RSUs, Dividend Equivalent Rights or other equity-based Awards under Section 11 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof), the underlying Shares may again be made the subject of Awards under the Plan.

(c)            The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

5.            PROVISIONS APPLICABLE TO STOCK OPTIONS

5.1          Grant of Option

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both; provided that Incentive Stock Options may only be granted to employees of the Company, Subsidiaries or Affiliates; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate. Notwithstanding anything to the contrary in this Plan, to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

5.2          Option Price

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3          Period of Option and Vesting

(a)            Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b)            Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Plan or the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of the grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4          Exercisability Upon and After Termination of Optionee

(a)            Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or Subsidiaries for Cause, or other than by reason of death or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b)            Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c)            Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5          Exercise of Options

(a)            Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b)            Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6          Payment

(a)            The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

 (i)            certified or bank cashier’s check;

 (ii)           subject to Section 14(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

 (iii)          if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

 (iv)          if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

 (v)           by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)            Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)            The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

5.7          Exercise by Successors

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.8          Nontransferability of Option

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his or her death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be as described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable. In no event may an Option be transferred by an Optionee for consideration without the prior approval of the Company’s shareholders.

5.9          Deferral

The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have RSUs subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.10        Certain Incentive Stock Option Provisions

(a)            In no event may an Incentive Stock Option be granted other than to employees of the Company or a “subsidiary corporation” or a “parent corporation,” as each is defined in Section 424(f) of the Code, with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b)            If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or an Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c)            The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.            PROVISIONS APPLICABLE TO RESTRICTED STOCK

6.1          Grant of Restricted Stock

(a)            In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 12) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)            Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2          Certificates/Book Entry

(a)            Unless otherwise provided by the Committee, a “book entry” (by computerized or manual entry) shall be made in the records of the Company (or, if applicable, the Company’s transfer agent) to evidence an award of Shares of Restricted Stock.

(b)            If the Shares of Restricted Stock are not evidenced in “book entry” form in accordance with Section 6.2(a), each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMREP CORPORATION 2026 EQUITY COMPENSATION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND AMREP CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF AMREP CORPORATION.

(c)            The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Committee may require that the Grantee deliver to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and if applicable, the stock power shall cease to be of effect).

6.3          Restrictions and Conditions

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

 (i)            Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

 (ii)           Except as provided in the foregoing clause (i), below in this clause (ii), or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends as and when such dividends are declared and paid by the Company (or as soon as practicable thereafter); provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

 (iii)          Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service by the Company and Subsidiaries (or, if applicable, Affiliates) for Cause, or by the Grantee for any reason during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, equal to the lesser of (x) any amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

 (iv)          Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company and Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all outstanding Restricted Stock granted to the applicable Grantee.

7.            PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS

7.1          Grant of RSUs

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of RSUs to Eligible Persons and (ii) determine or impose other conditions to the grant of RSUs under the Plan as it may deem appropriate.

7.2          Term

The Committee may provide in an Award Agreement that any particular RSU shall expire at the end of a specified term.

7.3          Vesting

RSUs shall vest as provided in the applicable Award Agreement.

7.4          Settlement of RSUs

(a)            Each vested and outstanding RSU shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, an RSU may be settled (i) in cash at the applicable RSU Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b)            Payment (whether of cash or Shares) in respect of RSUs shall be made in a single sum by the Company; provided that, with respect to RSUs of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c)            Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to an RSU is the first day of the month to follow the date on which the RSU vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

 (i)            Notwithstanding Section 7.4(c), the Committee may provide that distributions of RSUs can be elected at any time in those cases in which the RSU Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

 (ii)           Notwithstanding the foregoing, and unless otherwise provided in the applicable Award Agreement, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)            Notwithstanding the other provisions of this Section 7, and unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to RSUs to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)            Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by future cessation of the making of additional deferrals under Section 7.4(b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5          Other RSUs Provisions

(a)            Rights to payments with respect to RSUs granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)            A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder (if any) shall be made to the Grantee’s estate. If a Grantee with a vested RSU dies, such RSU shall be settled and the RSU Value in respect of such RSUs paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)            The Committee may establish a program under which distributions with respect to RSUs may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d)            Notwithstanding any other provision of this Section 7, any fractional RSU will be paid out in cash at the RSU Value as of the Settlement Date.

(e)            No RSU shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 9, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any RSU.

8.            PROVISIONS APPLICABLE TO DEFERRED STOCK UNITS

8.1          Grant of DSUs

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of DSUs to Eligible Persons and (ii) determine or impose other conditions to the grant of DSUs under the Plan as it may deem appropriate.

8.2          Term

The Committee may provide in an Award Agreement that any particular DSU shall expire at the end of a specified term.

8.3          Vesting

DSUs shall vest as provided in the applicable Award Agreement.

8.4          Settlement of DSUs

(a)            Each vested and outstanding DSU shall be settled by the transfer to the Grantee of one Share.

(b)            Payment in respect of DSUs shall be made in a single sum by the Company; provided that, with respect to DSUs of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c)            Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a DSU is the first day of the month to follow the Grantee’s Termination of Service; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to such later time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8.4(c) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years. Notwithstanding the foregoing, and unless otherwise provided in the applicable Award Agreement, the Settlement Date, if not earlier pursuant to this Section 8.4(c), is the date of the Grantee’s death.

(d)            Notwithstanding the other provisions of this Section 8, and unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to DSUs to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

8.5          Other DSUs Provisions

(a)            Rights to payments with respect to DSUs granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)            A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder (if any) shall be made to the Grantee’s estate. If a Grantee with a vested DSU dies, such DSU shall be settled and paid, and any payments deferred pursuant to an election under Section 8.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)            The Committee may establish a program under which distributions with respect to DSUs may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 8.

(d)            No DSU shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 9, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any DSU.

9.            PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS

9.1          Grant of Dividend Equivalent Rights

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

9.2          Certain Terms

(a)            The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b)            Unless otherwise determined by the Committee, except as contemplated by Section 9.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c)            Payment of the amount determined in accordance with Section 9.1 shall be in cash, in Common Stock or a combination of the two, as determined by the Committee.

(d)            The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

9.3          Other Types of Dividend Equivalent Rights

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 9 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to an RSU or DSU, which right would consist of the right (subject to Section 9.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

9.4          Deferral

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have RSUs credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

10.          Stock Appreciation Rights

10.1        General Requirements

The Committee may grant SARs to Eligible Persons separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Common Stock as of the date of Grant of the SAR.

10.2        Tandem SARs

In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such exercise shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

10.3        Exercisability

A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company, a Subsidiary or an Affiliate or during the applicable period after termination of employment or service as described in Section 5.5 above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

10.4        Value of SARs

When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 10.1.

10.5        Form of Payment

The appreciation in an SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

11.           OTHER EQUITY-BASED AWARDS

The Committee shall have the right to grant (i) other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of Stock Appreciation Rights and (ii) interests (which may be expressed as units or otherwise) in Subsidiaries, as applicable.

12.           PERFORMANCE GOALS

The Committee, in its discretion, may subject Awards (including, in particular, Awards other than Options) to one or more measures of objective or subjective business, financial or individual performance or other performance criteria established by the Committee in its discretion (“Performance-Based Awards”), including, without limitation, (i) establishing one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) providing, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied.

13.           TAX WITHHOLDING

13.1        In General

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of RSUs, DSUs or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

13.2        Share Withholding

(a)            Upon exercise of an Option, the Optionee may, if approved by the Company in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Company permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Company may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)            Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Company in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Company permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c)            Upon the making of a distribution in respect of RSUs, DSUs, SARs or Dividend Equivalent Rights, the Grantee may, if approved by the Company in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Company permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

13.3        Withholding Required

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, RSUs, DSUs, SARs or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or a SAR, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any RSU, DSU or Dividend Equivalent Right.

14.          REGULATIONS AND APPROVALS

(a)            The obligation of the Company to issue Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)            The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)            Each grant of Options, Restricted Stock, RSU, DSUs, SARs or Dividend Equivalent Rights (or issuance of Shares in respect of those Awards), or other Award under Section 11 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, RSUs, DSUs, SARs, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or RSUs, DSUs, SARs or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d)            In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)            Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

15.          INTERPRETATION AND AMENDMENTS; OTHER RULES

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, RSUs, DSUs, SARs or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted without such Participant’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

16.          CHANGES IN CAPITAL STRUCTURE

(a)            If (A) the Company or Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or Subsidiaries or a transaction similar thereto, (B) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (C) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

 (i)            the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of RSUs, DSUs and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

 (ii)           the Committee may take any such action as in its discretion shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) so that they are, in their respective Options, RSUs, DSUs, SARs and Dividend Equivalent Rights, substantially proportionate to the rights existing in such Options, RSUs, DSUs, SARs and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, RSUs, DSUs, SARs and Dividend Equivalent Rights (and other Awards under Section 11) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, RSUs, DSUs, SARs and Dividend Equivalent Rights (and other Awards under Section 11 as applicable), (C) the Option Price, the base amount of a SAR and RSU Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 16(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b)            Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power, if applicable, and bearing a legend as provided in Section 6.2(c).

(c)            If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3 may be required to deposit with the successor corporation the certificates, if any, for the stock or securities, or the other property, that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(c), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(c).

(d)            If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e)            The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

(f)             Except as otherwise permitted under this Section 16, without the prior approval of the Company’s shareholders: (i) the Option Price, with respect to an Option, or grant price, with respect to a Stock Appreciation Right, may not be reduced below the price established at the time of grant thereof and (ii) an outstanding Option or Stock Appreciation Right may not be cancelled and replaced with a new Award with a lower exercise or grant price.

17.          MISCELLANEOUS

17.1        No Rights to Employment or Other Service

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, the Subsidiaries or Affiliates or interfere in any way with the right of the Company, the Subsidiaries or Affiliates and their shareholders, members, directors, managers or officers to terminate the individual’s employment or other service at any time.

17.2        Right of First Refusal; Right of Repurchase

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

17.3        No Fiduciary Relationship

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 9.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or Subsidiaries, or their, officers or the Committee, on the one hand, and the Participant or any other person, on the other hand.

17.4        Section 409A

This Plan is intended to comply and shall be administered in a manner that is intended to comply with the requirements of Section 409A of the Code (including the Treasury Department guidance and regulations issued thereunder), and shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award document, payment, transaction or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award document, payment, transaction or other Award documents will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of the Participant.

17.5        Claims Procedures

(a)            To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to RSUs and/or DSUs under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

 (i)            approve the claim and take appropriate steps for satisfaction of the claim; or

 (ii)           if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 17.5 as the provision setting forth the claims procedure under the Plan.

(b)            The claimant may request a review of any denial of such claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

17.6        No Fund Created

Any and all payments hereunder to any Grantee shall be made from the general funds of the Company, no special or separate fund shall be established or other segregation of assets made to assure such payments, and the RSUs (including for purposes of this Section 17.6 any accounts established to facilitate the implementation of Section 7.4(c)), DSUs (including for purposes of this Section 17.6 any accounts established to facilitate the implementation of Section 8.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any Affiliate is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such Affiliate.) Without limiting the foregoing, RSUs, DSUs and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the RSUs, DSUs and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

17.7        Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 17.7.

17.8        Exculpation and Indemnification

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

17.9        Captions

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

17.10      Governing Law

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on one or more specified dates or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other enterprises or indices.

Performance Goals shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price, revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity, level of managed assets and near or long-term earnings potential, or any variation or combination of the preceding business criteria.

The foregoing Performance Goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. In addition, the Committee may utilize as an additional performance measure the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The measurement of the Company’s or a Participant’s achievement of any of such goal must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the Performance Goal for the performance period is established. In all cases, the Committee shall establish the Performance Goal for each performance period no later than 90 days after the beginning of the performance period (or no later than the end of the first 25% of the performance period if the performance period is less than a full year). In the event a Performance Goal is not established for a performance period for a Participant for whom a Performance Goal was in effect for the preceding performance period, the Performance Goal for such Participant for the preceding performance period shall be treated as the Performance Goal for such Participant for the current performance period. To the extent specified by the Committee in an Award or by other action taken by the Committee at the time Performance Goals for a performance period are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to transactions among Subsidiaries or Affiliates, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principles, all as determined in accordance with standards published by the Financial Accounting Standards Board (or any predecessor or successor body) from time to time. In addition, equitable adjustments will be made to any performance goal related to Company stock (e.g., earnings per share) to reflect changes in corporate capitalization, including, without limitation, stock splits and reorganizations.

2026 AMREP CORPORATION FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Signature________________________________ Signature, if held jointly___________________________________ Date__________, 2026 Note: Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026 Annual Meeting of Shareholders of AMREP Corporation September 10, 2026 9:00 A.M. (Eastern Time) Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided CONTROL NUMBER 1. Election of two (2) directors in Class III to hold office until the 2029 annual meeting of shareholders and until their successors are elected and qualified. (1) Timothy S. McNaney (2) Albert V. Russo 2. Approval of the adoption of the AMREP Corporation 2026 Equity Compensation Plan. 3. Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement. 4. Ratify the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the year ending April 30, 2027. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. CONTROL NUMBER FOR WITHHOLD

2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED AMREP CORPORATION NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 10, 2026 PROXY Adrienne M. Uleau and Christopher V. Vitale, or each of them acting alone, each with the full power of substitution, are hereby authorized to represent and vote the shares of common stock of the undersigned of AMREP Corporation, with all the powers which the undersigned would possess if personally present, at the 2026 Annual Meeting of Shareholders of AMREP Corporation to be held on September 10, 2026 or at any continuation, postponement or adjournment thereof, on the matters listed on the reverse of this document, and upon all other business or matters as may properly come before said meeting or any continuation, postponement or adjournment thereof. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMREP CORPORATION. A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS. RECEIPT BY THE SHAREHOLDER OF THE NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS AND ACCOMPANYING PROXY STATEMENT OF THE BOARD OF DIRECTORS IS ACKNOWLEDGED. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE OF THIS DOCUMENT. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXY HOLDERS WILL HAVE AUTHORITY TO VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND, IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING OF SHAREHOLDERS OF AMREP CORPORATION. (Continued and to be marked, dated and signed, on the other side) IMPORTANT ANNUAL MEETING INFORMATION 2026 Annual Meeting of Shareholders of AMREP Corporation September 10, 2026 9:00 A.M. Eastern Time Hilton Garden Inn 3743 West Chester Pike, Newtown Square, Pennsylvania 19073 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The materials are available at: https://amrepcorp.com/static/